UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Petrohawk Energy Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

Annual meeting of stockholders

to be held on May 20, 2008

April 17, 2008

Dear Stockholder:

You are cordially invited to attend Petrohawk Energy Corporation’s 2008 annual meeting of stockholders on Tuesday, May 20, 2008, at 10:00 a.m., Central Daylight Time, to be held at the Wells Fargo Plaza Auditorium at 1000 Louisiana, Houston, Texas 77002.

The enclosed notice of annual meeting and the proxy statement describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of Petrohawk’s business and an opportunity for you to ask questions of Petrohawk’s management.

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the meeting. The proxy card describes your voting options in more detail. If you need assistance, please contact Joan Dunlap, Vice President, Investor Relations, at (832) 204-2700. Our annual report to the stockholders including our annual report on Form 10-K for the fiscal year ended December 31, 2007 also accompanies the proxy statement.

The annual meeting gives us an opportunity to review Petrohawk’s results and discuss the steps Petrohawk has taken to position itself for the future. We appreciate your ownership of Petrohawk common stock, and I hope you will be able to join us at the annual meeting.

Sincerely,

Floyd C. Wilson

Chairman of the Board of Directors,

President and Chief Executive Officer

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2008

Notice is hereby given that the annual meeting of stockholders of Petrohawk Energy Corporation will be held on Tuesday, May 20, 2008 at 10:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium at 1000 Louisiana, Houston, Texas 77002 for the following purposes:

1.	To elect three directors to our board of directors to serve as Class I directors in accordance with our bylaws;

2.	To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on March 28, 2008, as the record date for determining the stockholders of Petrohawk entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of Petrohawk in Houston, Texas during ordinary business hours for a period of ten (10) days prior to the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the annual meeting in person, please submit a proxy as soon as possible. In order to submit a proxy, please call the toll-free number listed on the enclosed proxy card, use the Internet as described on the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. If you attend the meeting, and if you so choose, you may withdraw your proxy and vote in person. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide your instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting. You may revoke your proxy at any time before it is voted.

By order of the Board of Directors of

Petrohawk Energy Corporation:

Floyd C. Wilson

Chairman of the Board of Directors,

President and Chief Executive Officer

April 17, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008.

Petrohawk’s Proxy Statement for the 2008 Annual Meeting of Stockholders, the Annual Report to Stockholders for the fiscal year ended December 31, 2007 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 are available at http://www.petrohawk.com/ir/ar/.

i

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

Telephone (832) 204-2700

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2008

GENERAL INFORMATION

These proxy materials are furnished to you in connection with the solicitation of proxies by the board of directors of Petrohawk Energy Corporation, a Delaware corporation (referred to in this proxy statement as Petrohawk, the Company, we, us, or our) for the annual meeting of our stockholders to be held on Tuesday, May 20, 2008, at 10:00 a.m., Central Daylight Time, at the Wells Fargo Plaza Auditorium at 1000 Louisiana, Houston, Texas 77002. The proxies also may be voted at any adjournments or postponements of the annual meeting.

This proxy statement, together with our annual report to the stockholders including our annual report on Form 10-K for the year ended December 31, 2007, are being mailed on or about April 17, 2008 to holders of record of our common stock as of March 28, 2008. The specific proposals to be considered and voted upon at the annual meeting are summarized in the notice of annual meeting of stockholders. Each proposal is described in more detail in this proxy statement.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting in person at the annual meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker or trustee or nominee. You may cast your vote by proxy as follows:

•	By Internet – you may vote using the Internet and voting at the website listed on the enclosed proxy/voting instruction card, or the “proxy card”;

•	By telephone – you may vote by using the toll-free telephone number listed on the enclosed proxy card; or

•	By mailing the proxy card – you may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

If you hold your shares in street name, please refer to the proxy card forwarded by your bank, broker, or other nominee to see which voting options are available to you and directions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee or other nominee but do not provide instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” The New York Stock Exchange, or the NYSE, permits brokers to have discretionary authority to vote the shares of a beneficial owner in both the election of our directors and the ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy FOR the board nominees named herein (Proposal 1) and FOR Proposal 2.

The board of directors does not know of any business to be brought before the annual meeting other than as indicated in the notice of annual meeting of stockholders. If other matters do come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

Revocation of Proxy. A proxy may be revoked by a stockholder at any time prior to it being voted by:

•	delivering a revised proxy (by one of the methods described above) bearing a later date;

•	voting in person at the annual meeting; or

•	notifying our Secretary in writing of the revocation at our address set forth above in time to be received before the annual meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our board of directors.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Record Date and Vote Required for Approval. The record date with respect to this solicitation is March 28, 2008. All holders of record of our common stock as of the close of business on March 28, 2008 are entitled to vote at the annual meeting and any adjournment or postponement thereof. As of March 28, 2008, we had 192,855,470 shares of common stock outstanding. Each share of common stock is entitled to one vote. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at the annual meeting. If a quorum is not present at the annual meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the annual meeting.

Assuming that a quorum is present, the affirmative vote of a plurality of the votes cast is required for the election of directors at the annual meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another candidate receiving a larger number of votes in person and represented by proxy at the annual meeting.

Our bylaws provide that, on all other matters, except to the extent otherwise required by our certificate of incorporation, our bylaws or applicable law, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and voting on the matter is required for approval. Therefore, the ratification of the appointment of Deloitte as our independent auditor requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and voting on the matter. Accordingly, assuming there is a quorum present and that the total votes cast at the annual meeting or our stockholders represent more than 50% of all our common stock entitled to vote at the meeting, the failure of a Petrohawk stockholder to vote will have no effect in determining whether this proposal is approved.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, although they may vote their clients’ shares on the election of directors and the ratification of the appointment of Deloitte as our independent auditor. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the meeting. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal, will operate to prevent the approval of such proposal to the same extent as a vote against such proposal. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

Proxy Solicitation. We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. On request, we will pay brokers and other persons holding shares of stock in their names or in those of their nominees, which in each case are beneficially owned by others, for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

Submission of Stockholder Proposals. The deadline for submitting stockholder proposals for inclusion in our 2009 proxy statement and form of proxy for our annual meeting in 2009 is December 18, 2008. See “Submission of Stockholder Proposals for Our 2009 Annual Meeting of Stockholders” starting on page 46 below for additional information.

We will provide to any stockholder, without charge and upon the written request of the stockholder, a copy (without exhibits, unless otherwise requested) of our annual report on Form 10-K as filed with the United States Securities and Exchange Commission (the “SEC”) for our fiscal year ended December 31, 2007. Any such request should be directed to Joan Dunlap, Vice President, Investor Relations at 1000 Louisiana, Suite 5600, Houston, Texas 77002, telephone number: (832) 204-2700. The annual report to the stockholders enclosed herein including the annual report on Form 10-K for our fiscal year ended December 31, 2007 is not part of the proxy solicitation materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following sets forth beneficial ownership of our common stock by beneficial owners of more than five percent of our common stock as of December 31, 2007, based solely upon statements they have filed with the SEC pursuant to Sections 13(g) or 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMR LLC 82 Devonshire Boston, Massachusetts 02109	22,354,066(1)	11.6%

Fidelity Management & Research Company 82 Devonshire Boston, Massachusetts 02109	21,518,066(2) (part of the 22,354,066 shares disclosed with respect to FMR LLC above)	11.2%

Edward C. Johnson 3d 82 Devonshire Boston, Massachusetts 02109	21,518,066(3) (part of the 22,354,066 shares disclosed with respect to FMR LLC and the same 21,518,066 shares disclosed with respect to Fidelity Management & Research Company above)	11.2%

(1)

According to Schedule 13G filed by FMR LLC (formerly known as FMR Corp.) with the SEC on February 14, 2008, FMR LLC has the sole power to vote or direct the vote with respect to 764,150 shares of Petrohawk common stock, and the sole power to direct the disposition of 22,354,066 shares of Petrohawk common stock. Various persons (other than FMR LLC) have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the 22,354,066 shares of Petrohawk common stock beneficially owned by FMR LLC. No one such person’s interest in Petrohawk common stock is more than five percent of the total number of Petrohawk common stock outstanding. Also see footnotes 2 and 3.

(2)

According to Amendment No. 1 to Schedule 13G filed by FMR LLC (formerly known as FMR Corp.) with the SEC on February 14, 2008, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 21,518,066 shares of Petrohawk common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “funds”). The funds have the sole power to dispose of the 21,518,066 shares owned by them. Also see footnotes 1 and 3.

(3)

According to Schedule 13G filed by FMR LLC with the SEC on February 14, 2008, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds to which Fidelity acts as investment advisor, each has sole power to dispose of the 21,518,066 shares owned by these funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Schedule 13G filed by FMR LLC with the SEC on February 14, 2008 indicates that neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the 1934 Act, is the beneficial owner of 828,700 shares or 0.43% of the outstanding common stock of Petrohawk as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 828,700 shares and sole power to vote or to direct the voting of 753,600 shares of common stock owned by the institutional accounts managed by PGATC as stated above. Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 7,300 shares of Petrohawk common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC has made the Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. Also see footnotes 1 and 2.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our business and affairs are managed under the direction of our board of directors. Our bylaws specify that we shall not have less than one nor more than eleven directors. Our board currently has nine (9) members. Under our bylaws, each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class being a three year term of office. As discussed more fully below under “Proposal I—Election of Directors,” three of our current directors, Floyd C. Wilson, Tucker S. Bridwell and Gary A. Merriman have been nominated for reelection at our 2008 annual meeting because of the expiration of the term of their class, Class I, on our classified board of directors.

The following table sets forth the names and ages of all directors, the positions and offices with us held by such persons, the terms of their office and the length of their continuous service as a director:

Name	Director Since	Age	Position	Expiration of Term
Floyd C. Wilson	May 2004	61	Chairman of the Board, President and Chief Executive Officer	2008
James W. Christmas	July 2006	60	Vice Chairman of the Board	2009
Tucker S. Bridwell	May 2004	56	Director	2008
Thomas R. Fuller	March 2006	60	Director	2010
James L. Irish III	May 2004	63	Director	2009
Gary A. Merriman	July 2006	53	Director	2008
Robert G. Raynolds	July 2006	56	Director	2010
Robert C. Stone, Jr.	September 2000	59	Director	2009
Christopher A. Viggiano	July 2006	54	Director	2010

Floyd C. Wilson has served as Chairman of the Board, President and Chief Executive Officer since May 25, 2004. Prior to joining us, Mr. Wilson was President of PHAWK, LLC from its formation in June 2003 until May 2004. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Prior to his involvement with 3TEC, Mr. Wilson founded Hugoton Energy Corporation in 1987, and served as its Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation.

James W. Christmas became the Vice Chairman of the Board on July 12, 2006 in conjunction with our merger with KCS Energy, Inc. (“KCS”). Mr. Christmas served as Chairman of the Board and Chief Executive Officer of KCS from April 2003 until the merger and as a director of KCS since 1988. From 1988 until April 2003, Mr. Christmas served as President and Chief Executive Officer of KCS.

Tucker S. Bridwell has served as a director since May 25, 2004. Mr. Bridwell has been the President of Mansefeldt Investment Corporation and the Dian Graves Owen Foundation since September 1997 and manages investments in both entities. He has been in the energy business in various capacities for over 25 years. Mr. Bridwell served as chairman of First Permian, LLC from 2000 until its sale to Energen Corporation in April 2002. He is a certified public accountant and holds B.B.A. and M.B.A. degrees from Southern Methodist University. Mr. Bridwell is also a director of First Financial Bankshares, Inc. and Concho Resources, Inc.

Thomas R. Fuller has served as a director since March 6, 2006. Mr. Fuller is a principal with Diverse Energy Management Co., a private upstream acquisition, drilling and production company which also invests in other energy-related companies. He has been a principal with the Diverse group of companies since December 1988. Mr. Fuller has over 30 years of experience in the energy and financing industries and is a Registered Professional Engineer in Texas. Mr. Fuller received degrees from the University of Wyoming and the Louisiana State University School of Banking of the South.

James L. Irish III has served as a director since May 25, 2004. Mr. Irish served as a director of 3TEC Energy Corporation from 2002 until June 2003, and has served as an advisory director of EnCap Investments L.P. since October 2007. Mr. Irish is currently senior counsel with Thompson & Knight LLP, a Texas based law firm. Mr. Irish has been an attorney with Thompson & Knight LLP serving in various capacities, including Managing Partner, since 1969. His practice has primarily included the representation of insurance companies, pension plan managers, foundations, banks and other financial institutions and managers with respect to their equity and debt oil and gas investments. Mr. Irish has also represented energy companies in connection with project financings, joint ventures, public offerings and similar matters.

Gary A. Merriman became a director on July 12, 2006 in conjunction with our merger with KCS. Mr. Merriman served as a director of KCS since April 2005. Mr. Merriman retired from Conoco Inc. in 2002, where he had been employed since 1976. While at Conoco, Mr. Merriman held a number of positions including, from 1999 to 2002, President of Exploration and Production for Conoco in the Americas. Prior to that, he was General Manager for Conoco’s Refining and Marketing Rocky Mountain Region from 1997 to 1999, President of Conoco Indonesia from 1995 to 1997 and General Manager of North Sea Operations for Conoco UK Limited from 1992 to 1995. Mr. Merriman has over 27 years of international and domestic experience in all aspects of the oil and gas business.

Robert G. Raynolds became a director on July 12, 2006 in conjunction with our merger with KCS. Mr. Raynolds served as a director of KCS since 1995 and was the lead outside director of KCS since 2003. He has been an independent consulting geologist for several major and independent oil and gas companies since 1992 and was a geologist with Amoco Production Company from 1983 until 1992.

Robert C. Stone, Jr. has served as a director since September 2000. Mr. Stone formed ENG Energy Advisory, LLC in 2007 and serves as its managing member. ENG provides advisory and consulting services to independent E&P companies with emphasis on capital formation, corporate strategy and acquisition and divestiture of producing properties. Mr. Stone retired in June 2007 from his position as Senior Vice President/Manager of Energy Lending at Whitney National Bank in New Orleans, Louisiana, where he was employed since 2000. Prior to this position, Mr. Stone was Manager of Energy Technical Services, Energy/Maritime Division at Hibernia National Bank from 1998 to 2000 that included evaluation responsibilities for all syndicated and direct lending E&P segment clients. Mr. Stone has held senior management positions in energy banking for over 20 years, with emphasis on small-cap, public and private producers. His experience includes underwriting and managing senior debt, mezzanine and private equity to the independent sector. He began his banking career as an engineer with First National Bank of Commerce in New Orleans in 1983 after working in various engineering positions with Exxon Company, U.S.A. for seven years. He was also a Founding Governor of the City Energy Club of New Orleans and is involved with many civic organizations in New Orleans where he still resides. Mr. Stone holds both a B.S. and M.S. in Engineering from the University of Houston.

Christopher A. Viggiano became a director on July 12, 2006 in conjunction with our merger with KCS. Mr. Viggiano serves on the Company’s Audit Committee and the Compensation Committee. Mr. Viggiano served as a director of KCS since 1988. He has been President, Chairman of the Board and majority owner of O’Bryan Glass Corp., Queens, New York since December 1991. Mr. Viggiano is a Certified Public Accountant and worked in public accounting as an auditor for Arthur Anderson & Co. from 1975 to 1984.

Committees of the Board

Our board has four standing committees: audit, compensation, nominating and corporate governance, and reserves. Actions taken by our committees are reported to the full board. Each committee conducts an annual evaluation of its duties, except that our reserves committee is not required to conduct an annual evaluation of its duties under its charter, and each committee is expected to conduct a review of its charter, except that our nominating and corporate governance committee is not required to conduct a review of its charter under the nominating and corporate governance committee charter. Furthermore, each committee has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisers as that committee determines to be appropriate.

Audit Committee. The members of our audit committee are: James L. Irish III, Tucker S. Bridwell, Robert C. Stone, Jr., and Christopher A. Viggiano, with Mr. Irish serving as the chairman. The audit committee met on four occasions during 2007. Our board has determined that all members of our audit committee are financially literate within the meaning of SEC rules, under the current listing standards of the New York Stock Exchange, or NYSE, and in accordance with our audit committee charter. Our board has also determined that all members of the audit committee are independent, within the meaning of SEC and NYSE regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our audit committee charter, and that Mr. Stone qualifies as an “audit committee financial expert” under the NYSE rules and Item 407(d)(5) of Regulation S-K, and in accordance with our audit committee charter. In addition, prior to our listing with the NYSE on March 13, 2007, each member of our audit committee who served in fiscal year 2007 met the independence standards required for audit committee members under the NASDAQ Stock Market (NASDAQ) rules. Our board of directors adopted an amended audit committee charter on February 27, 2007. Please see page 10 of this proxy statement under “—Board of Directors; Corporate Governance Matters—Director Independence” for more information on how we determine the independence of our directors.

The primary functions of our audit committee are to monitor internal accounting controls and financial reporting practices, review financial statements and related information, select and retain our independent auditors, review and evaluate the performance, services, and fees of the independent auditors, pre-approve all audit and permitted non-audit services to be provided by the independent auditors, monitor the independence of the independent auditors, and produce a report for inclusion in our proxy statement. Our independent auditors report directly to the audit committee. Additionally, the audit committee discusses with management our earnings releases, including the use of pro-forma financial information, and the information and earnings guidance provided to analysts and rating agencies. The audit committee also reviews and discusses quarterly reports from independent auditors regarding critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles, and other material written communication between the independent auditors and management.

See page 41 of this proxy statement for a copy of our audit committee’s report for the 2007 fiscal year.

Compensation Committee. The members of our compensation committee are Gary A. Merriman, Thomas R. Fuller, and Christopher A. Viggiano, with Mr. Merriman serving as the chairman. This committee met nine times and took action by unanimous written consent four times during 2007. Our board of directors has determined that each of the current members of the compensation committee is a “non-employee director” in accordance with Rule 16b-3 of the 1934 Act and an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as required in our compensation committee charter. Our board of directors has also determined that all members of the compensation committee who currently serve are “independent” pursuant to the NYSE rules and federal law and in accordance with our compensation committee charter. All directors who served on the compensation committee for fiscal year 2007 prior to our listing with the NYSE on March 13, 2007 had also been determined to be independent under NASDAQ rules. Our compensation committee is responsible for formulating and recommending to our board of directors the compensation to be paid to our executive officers, directors, and to produce an annual report for inclusion in our proxy statement. The compensation committee also administers our stock option plans, including our 1999 Incentive and Nonstatutory Stock Option Plan, 2004 Non-Employee Director Incentive Plan, and the 2004 Petrohawk Plan, and the Mission Resources Corporation 2004 Incentive Plan, the Mission Resources Corporation 1996 Stock Incentive Plan, as amended, the Mission Resources Corporation 1994 Stock Incentive Plan, the KCS Energy, Inc. 2001 Employees and Directors Stock Plan, and the KCS Energy, Inc. 2005 Employees and Directors Stock Plan (as amended, the “2005 KCS Plan”). Our board of directors adopted an amended compensation committee charter on February 27, 2007. Please see page 20 of this proxy statement under “Executive Compensation—Compensation Discussion and Analysis—Overview of the Compensation Committee” for additional information on our compensation committee.

Compensation Committee—Interlocks and Insider Participation. See “Compensation Committee Interlocks and Insider Participation” on page 39 of this proxy statement.

Compensation Discussion and Analysis. See “Executive Compensation—Compensation Discussion and Analysis” starting on page 20 of this proxy statement.

Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee are Thomas R. Fuller, Robert C. Stone, Jr., and Gary A. Merriman, with Mr. Fuller serving as the chairman. The nominating committee met five times during 2007. Our board of directors has determined that all members of the nominating and corporate governance committee who currently serve are independent pursuant to the NYSE rules and federal law and in accordance with our nominating and corporate governance committee charter. In addition, prior to our listing with the NYSE on March 13, 2007, each member of the nominating and corporate governance committee who served in fiscal year 2007 (Messrs. Fuller, Stone, and Merriman) was independent pursuant to applicable NASDAQ rules when they served on the nominating committee. The primary functions of the nominating and corporate governance committee are to recommend candidates to the board of directors as nominees for election at the annual meeting of stockholders or to fill vacancies as they may occur, and to perform an annual performance evaluation of the board of directors. This committee also reviews candidates suggested for nomination by the stockholders. Our board of directors adopted an amended nominating and corporate governance committee charter on February 27, 2007. With respect to procedures for stockholders to suggest candidates for consideration by the committee for the 2009 annual meeting of stockholders, see “—Board of Directors; Corporate Governance Matters—Nomination Process”, “—Board of Directors; Corporate Governance Matters—Stockholder Nomination Process” and “Submission of Stockholder Proposals for Our 2009 Annual Meeting of Stockholders”.

Reserves Committee. The members of our reserves committee are Robert C. Stone, Jr., Robert G. Raynolds, and Thomas R. Fuller, with Mr. Stone serving as the chairman. The reserves committee met on three occasions during 2007. Our board has determined that all members of our reserves committee are independent in accordance with our reserves committee charter. Our reserves committee has been formed to assist our board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The reserves committee retains the independent petroleum engineers who evaluate our hydrocarbon reserves and determines their independence from Petrohawk. Our board of directors adopted an amended reserves committee charter on February 27, 2007.

Membership and Meetings of the Board of Directors and its Committees. During 2007, seven meetings of our board of directors were held. All directors who served on our board during 2007 attended at least 75% of the total meetings of the board (during the period in which he was a director) and each committee on which they served (during the period that he served on that committee). Our directors also took action by unanimous written consent on fourteen occasions.

Information relating to current committee membership and the number of meetings of the full board and committees held in 2007 is summarized in the following table:

Name of Director	Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Reserves Committee
Floyd C. Wilson	Chairman
James W. Christmas	Vice Chairman
Tucker S. Bridwell	Member	Member
Thomas R. Fuller	Member		Chairman	Member	Member
James L. Irish III	Member	Chairman
Gary A. Merriman	Member		Member	Chairman
Robert G. Raynolds	Member				Member
Robert C. Stone, Jr.	Member	Member	Member		Chairman
Christopher A. Viggiano	Member	Member		Member
Number of Meetings in 2007:	7	4	5	9	3

Corporate Governance Matters

Corporate Governance Web Page and Available Documents. We maintain a corporate governance page on our website at www.petrohawk.com where you can find the following documents:

•	our corporate governance guidelines;

•	our code of ethics for CEO and senior financial officers;

•	our code of conduct; and

•	the charters of the audit, nominating and corporate governance, and compensation committees.

We will also provide a printed copy of these documents, without charge, to those who request copies in writing from Joan Dunlap, Vice President, Investor Relations, Petrohawk Energy Corporation, 1000 Louisiana, Suite 5600, Houston, Texas 77002.

Director Independence. On February 28, 2007, we announced that we had applied to list our common stock on the NYSE under the new symbol “HK”. Our listing application was approved by the NYSE and our common stock began trading on the NYSE on March 13, 2007, and our common stock is no longer traded on NASDAQ effective at the closing of the market on March 12, 2007. Prior to March 13, 2007, we were subject to the rules of NASDAQ applicable to NASDAQ listed companies, including the NASDAQ corporate governance rules. As of March 13, 2007, we have become subject to the rules of NYSE applicable to NYSE listed companies, including the NYSE corporate governance rules.

The current listing standards of the NYSE require our board to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each annual meeting of our stockholders. The board, at its meeting held on February 26, 2008, affirmatively determined that each of Messrs. Bridwell, Fuller, Irish, Merriman, Raynolds, Stone and Viggiano is an “independent director” with respect to Petrohawk under the independence standards of our corporate governance guidelines, adopted as of February 27, 2008 and described below, and under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual.

Our board established the following standards for determining director independence in our corporate governance guidelines:

A majority of the directors on our board must be “independent”. No director qualifies as “independent” unless the board affirmatively determines that the director has no “material relationship” with Petrohawk, either directly, or as a partner, shareholder or officer of an organization that has a relationship with Petrohawk. A “material relationship” is a relationship that the board determines, after a consideration of all relevant facts and circumstances, compromises the director’s independence from management. Our board’s determination of independence must be consistent with all applicable requirements of the NYSE, the SEC, and any other applicable legal requirements. Our board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements. As set forth in the NYSE Listed Company Manual Section 303A.02, our board must consider the following factors that preclude a finding by the board of a member’s or prospective member’s “independence” from Petrohawk:

1.	A director who is, or who has been within the last three years, an employee of Petrohawk (including in each case subsidiaries or parent entities in a consolidated group), or an immediate family member who is, or has been within the last three years, an executive officer, of Petrohawk;

2.	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Petrohawk, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that, compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test, and compensation received by an immediate family member for service as an employee of Petrohawk need not be considered in determining independence under this test;

3.	(A) A director or an immediate family member who is a current partner of a firm that is Petrohawk’s internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director or an immediate family member who was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Petrohawk’s audit within that time;

4.	A director or an immediate family member who is, or who has been within the last three years, employed as an executive officer of another company where any of Petrohawk’s present executive officers at the same time serves or served on that company’s compensation committee; and

5.	A director who is a current employee, or an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Petrohawk for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For purposes of determining “independence” of a director based on the tests set forth above, among other things, the following applies:

A.	In applying the test in section 5 above, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between Petrohawk and the director or immediate family member’s current employer; Petrohawk does not need to consider former employment of the director or the immediate family member.

B.	For purposes of section 5 above, contributions to the tax exempt organizations are not considered “payments,” although Petrohawk still considers the “materiality” of any such relationship in determining the “independence” of a director.

C.	For purposes of determining “independence,” an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares such person’s home, and does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the board, the standards of director independence, director responsibilities, board meetings, director access to management and independent advisors, director orientation and continuing education, management evaluation and succession, annual performance evaluation of the board, and executive sessions.

As discussed on page 10 of this proxy statement, our board determined that Mr. Irish is an “independent director” under our corporate governance guidelines and under NYSE rules and federal law. In determining that Mr. Irish is an “independent director,” our board considered that Mr. Irish is of counsel to Thompson & Knight LLP which we have engaged for the purpose of obtaining legal advice. In concluding that this relationship did not result in a material relationship between Petrohawk and Mr. Irish, our board considered, among other things, that Mr. Irish is no longer actively engaged in the practice of law at Thompson & Knight LLP, and that the fees and expenses paid with respect to Thompson & Knight’s engagement by Petrohawk were not material to Thompson & Knight.

Nomination Process. Our nominating and corporate governance committee reviews possible candidates for nomination to the board of directors and recommends candidates for nomination to the board for approval. The committee and the board have adopted guidelines that describe specific traits, abilities, and experience which the committee and the board consider in selecting candidates for nomination as directors. Among the standards and qualifications the committee and the board seek are individuals of high ethical character who share our values and who possess varied backgrounds. The board is expected to have some members with specialized skills in the oil and gas exploration and development industry, including individuals with strong technical backgrounds. Absent special circumstances, we are generally of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving us the benefit of the familiarity and insight into our affairs that directors have accumulated during their tenure, while contributing to our board’s ability to work as a collective body. Accordingly, it is the general policy of the committee to nominate qualified incumbent directors who continue to satisfy the committee’s membership criteria, whom the committee believes will continue to make important contributions to the board and who consent to stand for reelection and continue their service on the board. The nominating and corporate governance committee is responsible for assessing the appropriate mix of skills and characteristics required of directors in the context of perceived needs of the board at any given point in time and reviews and updates the criteria for nomination as they determine to be necessary.

Stockholder Nomination Process. Our nominating and corporate governance committee considers suggestions from many sources, including management, directors, and stockholders regarding possible candidates for nomination to the board of directors. Any such suggestion by a stockholder should be submitted to the nominating and corporate governance committee in writing, c/o David S. Elkouri, Executive Vice President, General Counsel and Secretary, at 1000 Louisiana, Suite 5600, Houston, Texas, 77002. The information should include the name and address of the stockholder suggesting the individual as they appear on our books, the number and class of shares owned beneficially and of record by the stockholder, the suggested individual’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being suggested for the committee’s consideration, the information about the individual being suggested that would be required to be included in a proxy statement filed with the SEC, and an indication of the individual’s willingness to be named as a nominee and to serve as a director of Petrohawk if nominated by the committee and the board. The recommendation must be accompanied by the candidate’s written consent to being named in our proxy statement as a nominee for election to the board of directors and to serving as a director, if elected. The recommendation and the director candidate’s written consent must be provided to us for an annual meeting of stockholders in accordance with the provisions of “Submission of Stockholder Proposals for Our 2009 Annual Meeting of Stockholders” starting on page 46 below and must otherwise comply with all the provisions set forth in Rule 14a-8 under the 1934 Act, and any other requirements of state law. We may also require any proposed nominee to furnish such other information as we or the committee may reasonably require to determine the eligibility of the nominee to serve as a director. For the deadline for stockholder suggestions of individuals to be considered by the committee for nomination as a candidate to be elected at the 2009 annual meeting of stockholders, see “Submission of Stockholder Proposals for Our 2009 Annual Meeting of Stockholders”. Candidates who have been suggested by stockholders are evaluated by the nominating and corporate governance committee in the same manner as are other candidates. Our nominating and corporate governance committee has not previously retained a third-party search firm to identify candidates, but may do so in the future in its discretion.

The nominating and corporate governance committee did not receive any stockholder recommendations for nomination to our board of directors in connection with this year’s annual meeting. The nominating and corporate governance committee has recommended Messrs. Wilson, Bridwell and Merriman, who are current Class I directors, for reelection as the term of their class, Class I, is expiring on our classified board of directors.

Communications with the Board. Our stockholders may communicate concerns to any specific director, board committee or to the full board of directors by sending letters addressed to such directors, board committee or the full board of Petrohawk Energy Corporation at 1000 Louisiana, Suite 5600, Houston, Texas 77002, Attention: Chief Ethics Officer. The Chief Ethics Officer will then, as appropriate, forward the communication to the intended director or directors, board committee or the full board of directors. If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality such as stamping the envelope and the contents as “confidential”.

Communications with the Non-Management Directors. Interested parties may communicate concerns to the non-management members of our board of directors by sending a communication to the chairman of the audit committee, James L. Irish III, 1700 Pacific Avenue #3300, Dallas, Texas 75201. The chairman of the audit committee will then forward such communication to all of our other non-management directors.

Executive Sessions. Prior to being amended as of February 27, 2007, our corporate governance guidelines provided that non-employee directors may meet periodically in executive session without management present. The corporate governance guidelines adopted as of February 27, 2007 in connection with our listing with the

NYSE currently provide that non-management directors must meet at regularly scheduled executive sessions without management, and if the group of “non-management” directors includes directors who are not independent under the NYSE rules, we must at least once a year schedule an executive session including only the independent directors. Our lead director, who is currently Mr. Irish and who is an independent and non-management director, presides over the executive sessions of our non-management directors. During 2007, our independent directors held four executive sessions without management present, and Mr, Irish presided over each executive session.

Board Attendance of Stockholder Meetings. Historically, we have informally encouraged our directors to attend the annual meeting of stockholders. We had no formal policy in this regard until the adoption of our corporate governance guidelines on June 3, 2004, as amended on February 27, 2007. Our corporate governance guidelines provide that our directors are strongly encouraged to attend annual meetings of our stockholders. Four members of our board attended last year’s annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. James L. Irish III, an independent member of our board of directors, is of counsel to Thompson & Knight LLP, which we have engaged for the purpose of obtaining legal advice.

Mr. David S. Elkouri, our Executive Vice President, General Counsel and Secretary, is a founder and current uncompensated member of Hinkle Elkouri Law Firm L.L.C (“Hinkle Elkouri”). The Company paid Hinkle Elkouri legal fees of approximately $1,359,577 during 2007.

RELATED PARTY TRANSACTION REVIEW POLICIES AND PROCEDURES

A transaction or series of similar transactions to which we are a party in which the amount involved exceeds $120,000 and involves a director, executive officer, 5% holder or any immediate family members of these persons are generally evaluated by a special committee of disinterested directors formed by our board of directors to evaluate such transactions. In addition, our code of conduct provides that every employee should disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to our Chief Ethics Officer, and every member of our board should disclose any material transaction or relationship that could be expected to give rise to a conflict of interest to the chairman of the audit committee. The audit committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the full board for it to take action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors, certain officers and holders of 10% or more of any class of our stock to report to the SEC, by a specified date, initial reports of ownership and reports of changes in ownership of our stock and other equity securities. To our knowledge based solely on a review of copies of reports filed under Section 16(a) furnished to us, our directors, executive officers and holders of 10% or more of our shares complied with these requirements, except that Robert C. Stone, Jr. was late filing a Form 4 related to one transaction.

MANAGEMENT

The following table sets forth the names and ages of all of our executive officers and certain other significant employees, the positions and offices with us held by such persons, the terms of their office and the length of their continuous service as an executive officer or significant employee:

Name	Executive Officer/ Significant Employee Since	Age	Position
Floyd C. Wilson	May 2004	61	Chairman of the Board, President and Chief Executive Officer

Mark J. Mize	July 2005	36	Executive Vice President—Chief Financial Officer and Treasurer

Larry L. Helm	July 2004	60	Executive Vice President—Finance and Administration

Stephen W. Herod	May 2004	49	Executive Vice President—Corporate Development and Assistant Secretary

Richard K. Stoneburner	May 2004	54	Executive Vice President—Chief Operating Officer

David S. Elkouri	August 2007	54	Executive Vice President—General Counsel and Secretary

H. Weldon Holcombe	March 2007	55	Executive Vice President—Mid-Continent Region

Charles W. Latch	November 2007	63	Senior Vice President—Western Region

C. Byron Charboneau	March 2008	31	Vice President—Chief Accounting Officer and Controller

Joan Dunlap	July 2007	34	Vice President—Investor Relations

Tina S. Obut	March 2007	43	Vice President—Corporate Reserves

Our executive officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Floyd C. Wilson has served as Chairman of the Board, President and Chief Executive Officer since May 25, 2004. Prior to joining us, Mr. Wilson was President of PHAWK, LLC from its formation in June 2003 until May 2004. Mr. Wilson was the Chairman and Chief Executive Officer of 3TEC Energy Corporation from August 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Wilson founded W/ E Energy Company L.L.C., formerly known as 3TEC Energy Company L.L.C. in 1998 and served as its President until August 1999. Prior to his involvement with 3TEC, Mr. Wilson founded Hugoton Energy Corporation in 1987, and served as its Chairman, President and Chief Executive Officer. In 1994, Hugoton completed an initial public offering and was merged into Chesapeake Energy Corporation in 1998. Mr. Wilson began his career in the energy business in Houston, Texas in 1970 as a completion engineer. He moved to Wichita, Kansas in 1976 to start an oil and gas operating company, one of several private energy ventures which preceded the formation of Hugoton Energy Corporation.

Mark J. Mize has served as Executive Vice President—Chief Financial Officer and Treasurer since August 1, 2007. He served as Vice President, Chief Accounting Officer and Controller from July 2005 until August 1, 2007. Mr. Mize joined us on November 29, 2004 as Controller. Prior to joining us, he was the Manager of Financial Reporting of Cabot Oil & Gas Corporation, a public oil and gas exploration company, from January

2003 to November 2004. Prior to his employment at Cabot Oil & Gas Corporation, he was an Audit Manager with PricewaterhouseCoopers LLP from 1996 to 2002. He is a Certified Public Accountant.

Larry L. Helm has served as Executive Vice President—Finance and Administration since August 1, 2007. Mr. Helm served as Vice President—Chief Administrative Officer from July 15, 2004 until August 1, 2005, and as Executive Vice President—Chief Administrative from August 1, 2005 until August 2007. Prior to serving as an executive officer, Mr. Helm served on our board of directors for approximately two months. Mr. Helm was employed with Bank One Corporation, a national banking association, from December 1989 until his retirement in January 2004. Most recently Mr. Helm served as Executive Vice President of Middle Market Banking from October 2001 to December 2003. From April 1998 to August 1999, he served as Executive Vice President of the Energy and Utilities Banking Group. Prior to joining Bank One, he worked for 16 years in the banking industry primarily serving the oil and gas sector. He served as director of 3TEC Energy Corporation from 2000 to June 2003.

Stephen W. Herod has served as Executive Vice President—Corporate Development since August 1, 2005. Mr. Herod served as Vice President—Corporate Development from May 25, 2004 until August 1, 2005. Additionally, Mr. Herod is our Assistant Secretary. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod served as a director of 3TEC from July 1997 until January 2002. Mr. Herod served as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC’s predecessor in June 1997. He joined Shore’s predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

Richard K. Stoneburner has served as Executive Vice President—Chief Operating Officer since September 13, 2007. Mr. Stoneburner previously has served as Executive Vice President—Exploration from August 1, 2005, until September 13, 2007. Mr. Stoneburner served as Vice President—Exploration from May 25, 2004 until August 1, 2005. Prior to joining us, he was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He joined 3TEC in August 1999 and was its Vice President—Exploration from December 1999 until its merger with Plains Exploration & Production Company in June 2003. Mr. Stoneburner was employed by W/ E Energy Company as District Geologist from 1998 to 1999. Prior to joining 3TEC, Mr. Stoneburner worked as a geologist for Texas Oil & Gas, The Reach Group, Weber Energy Corporation, Hugoton and, independently through his own company, Stoneburner Exploration, Inc. Mr. Stoneburner has over 30 years of experience in the energy business.

David S. Elkouri has served as Executive Vice President—General Counsel and Secretary of Petrohawk since August 1, 2007. Mr. Elkouri co-founded Hinkle Elkouri Law Firm L.L.C. in 1987 where he served as head of that firm’s corporate, securities and mergers and acquisitions practice. He has been Petrohawk’s principal outside counsel since 2004, until being named as Executive Vice President and General Counsel in August of 2007. Prior to that time he served as primary outside counsel for 3TEC Energy Corporation from 1998-2003 and Hugoton Energy Corporation from 1993-1998.

H. Weldon Holcombe has served as Executive Vice President—Mid-Continent Region since October 1, 2007. Mr. Holcombe joined us on July 12, 2006 in conjunction with our merger with KCS. With the merger of KCS and Petrohawk, Mr. Holcombe became responsible for all of the merged company’s operations in the Mid-Continent Region including our interests in the Elm Grove and Terryville fields where he continues to oversee the growth and development of these key assets among others throughout the Mid-Continent region. Prior to the merger of KCS and Petrohawk, Mr. Holcombe served as Senior Vice President of KCS responsible for operations and engineering. Prior to joining KCS in 1996 he spent many years with Exxon Company in project and management positions associated with sour gas treatment, drilling, completions and reservoir management.

Charles W. Latch has served as the Company’s Senior Vice President—Western Region since November 2007. From July 2006 through October 2007, Mr. Latch served as the Company’s Vice President of Operations. From 2004 until joining the Company in July 2006, Mr. Latch was employed by KCS Resources, serving Vice President of Operations since November 2004. Mr. Latch was Senior Vice President of Technical Services with El Paso Production Company from November 2002 until joining KCS Resources.

C. Byron Charboneau has served as the Company’s Financial Controller since August 2007. From January 2005 through July 2007, Mr. Charboneau served as the Company’s Director of Compliance and Accounting Research. From 1999 until joining the Company in January 2005, Mr. Charboneau was employed in the audit practice of PricewaterhouseCoopers, most recently as an audit manager with the Energy, Utilities and Mining Industry group.

Joan Dunlap has served as Vice President—Investor Relations since July 2007. From August 2004 until 2006, Ms. Dunlap served as the Company’s Assistant Treasurer. Prior to joining Petrohawk, she was employed as an investment banking associate with JPMorgan Chase and as a financial analyst and research assistant for the Federal Reserve Bank.

Tina S. Obut has served as Vice President—Corporate Reserves since March 1, 2007. Ms. Obut joined us in April 2006 as Manager of Corporate Reserves. Prior to joining us, Ms. Obut was employed by El Paso Production Company as Manager of Reservoir Engineering Evaluations from July 2004 until April 2006. From 2001 to 2004, Ms. Obut was Planning and Asset Manager at Mission Resources. From 1992 to 2001, Ms. Obut was a Vice President with Ryder Scott Company, and from 1989 to 1992, she worked as a reservoir engineer with Chevron. Ms. Obut is a Registered Petroleum Engineer.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

The following sets forth beneficial ownership of our common stock by each director and each nominee for director, each executive officer named in the Summary Compensation Table for 2007 set forth under “Executive Compensation—2007 Compensation Program—Summary Compensation Table for 2007”, and all directors and executive officers of the Company as a group, based upon information known to us as of March 25, 2008. The “Percent of Class” column below represents the percentage of outstanding shares of our common stock plus shares issuable upon exercise of all options, stock-settled stock appreciation rights, warrants and similar derivative securities that are currently exercisable or that may become exercisable within 60 days of March 25, 2008, assuming the stock options, stock-settled stock appreciation rights, warrants and similar derivative securities owned by all other stockholders are not exercised. As of March 25, 2008, there were 192,594,399 shares of our common stock outstanding, and an additional 7,819,028 option shares, stock-settled appreciation rights, warrants and similar derivative securities were exercisable within the 60 days. Unless otherwise indicated, the named person below has the sole voting and dispositive powers with respect to the shares of our common stock set forth opposite such person’s name. The total number also includes, where applicable, restricted shares of common stock granted to each non-employee director under Petrohawk’s Second Amended and Restated 2004 Non-Employee Director Incentive Plan, as amended, and the 2005 KCS Plan and restricted shares of common stock granted to each officer under the 2004 Petrohawk Plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
Floyd C. Wilson	4,410,733	(1)	2.27%
James W. Christmas	2,889,751	(2)	1.49%
Tucker S. Bridwell	476,634	(3)	*
Thomas R. Fuller	20,182		*
James L. Irish III	64,944	(4)	*
Gary A. Merriman	46,720	(5)	*
Robert G. Raynolds	954,677	(6)	*
Robert C. Stone, Jr.	122,500	(7)	*
Christopher A. Viggiano	98,903	(8)	*

*	The percentage of shares beneficially owned by each director or each executive officer does not exceed one percent of the shares of our common stock outstanding.
(1)

Includes options, warrants and/or similar derivative securities to purchase 1,499,195 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008. Includes 50,000 stock appreciation rights. Includes 119,667 shares of unvested restricted common stock of Petrohawk over which Mr. Wilson has sole power to vote but disposition rights are currently restricted. Includes 2,120,000 shares of Petrohawk common stock pledged as security by Mr. Wilson.

(2)

Mr. Christmas has sole voting and dispositive power over 1,606,836 shares of Petrohawk common stock and shared voting and dispositive power over 360,252 shares of Petrohawk common stock. Includes 59,400 shares held in trust for Mr. Christmas’ children as to which Mr. Christmas disclaims any beneficial ownership. Includes options and/or similar derivative securities to purchase 863,263 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008. Includes 1,952,089 shares of Petrohawk common stock in a margin account owned by Mr. Christmas.

(3)

Includes (a) 72,413 shares of Petrohawk common stock over which Mr. Bridwell has sole voting and sole dispositive power; (b) 156,612 shares of Petrohawk common stock and 53,522 shares of Petrohawk common stock underlying warrants over which Mr. Bridwell has sole voting and sole dispositive power; and (c) 134,618 shares of Petrohawk common stock and 59,469 shares of Petrohawk common stock underlying warrants over which Mr. Bridwell has shared voting and shared dispositive power. With respect to the shares and warrants described in subparagraph (b) in this footnote 3, Mr. Bridwell has sole voting and sole dispositive power over these shares and shares underlying warrants due to his position as President of Dian Graves Owen Foundation. With respect to the shares and shares underlying warrants described in subparagraph (c) in this footnote 3, Mr. Bridwell has shared voting and shared dispositive power with Mrs. Dian Graves Stai.

(4)	Includes 5,947 shares of Petrohawk common stock underlying warrants.
(5)

Includes the following: (a) options and/or similar derivative securities to purchase 21,335 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008; and (b) 2,500 shares held in an IRA.

(6)

Includes the following: (a) 17,617 shares held in trust established for the benefit of Mr. Raynolds’ children as to which Mr. Raynolds disclaims any beneficial ownership; (b) 797,532 shares held by a family trust for which Mr. Raynolds is a co-trustee and holds a remainder interest in such trust and has shared voting and investment power but disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (c) 3,478 shares held by a SEP IRA over which Mr. Raynolds has sole voting and sole dispositive power. Also includes options and/or similar derivative securities to purchase 23,703 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008.

(7)	Includes options and/or similar derivative securities to purchase 75,000 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008.
(8)	Includes options and/or similar derivative securities to purchase 23,703 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers
Mark J. Mize	121,113	(9)	*
Shane M. Bayless (resigned August 10, 2007)	180,491	(10)	*
Larry L. Helm	530,410	(11)	*
Stephen W. Herod	592,809	(12)	*
William N. Hahne (retired October 1, 2007)	1,132,404	(13)	*
Richard K. Stoneburner	457,600	(14)	*
All Executive Officers and Directors as a group (15 persons)	13,189,897		6.85%

*	The percentage of shares beneficially owned by each director or each executive officer does not exceed one percent of the shares of our common stock outstanding.
(9)

Includes (a) 71,113 shares of Petrohawk common stock over which Mr. Mize has sole voting power; and (b) 17,112 shares of Petrohawk common stock over which Mr. Mize has sole dispositive power. Includes options and/or similar derivative securities to purchase 40,000 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008. Includes 54,001 shares of unvested restricted common stock of Petrohawk over which Mr. Mize has sole power to vote but disposition rights are currently restricted. Includes 10,000 stock appreciation rights.

(10)	Includes 80,491 shares of Petrohawk common stock underlying warrants.
(11)

Includes options and/or similar derivative securities to purchase 200,000 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008 and 65,570 shares of Petrohawk common stock underlying warrants. Includes 20,000 stock appreciation rights. Includes 58,668 shares of unvested restricted common stock of Petrohawk over which Mr. Helm has sole power to vote but disposition rights are currently restricted.

(12)

Includes options and/or similar derivative securities to purchase 175,000 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008 and 107,321 shares of Petrohawk common stock underlying warrants. Includes 54,668 shares of unvested restricted common stock of Petrohawk over which Mr. Herod has sole power to vote but disposition rights are currently restricted.

(13)

Includes options and/or similar derivative securities to purchase 695,474 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008. Includes 50,000 shares of unvested restricted common stock of Petrohawk over which Mr. Hahne has sole power to vote but disposition rights are currently restricted.

(14)

Includes options and/or similar derivative securities to purchase 175,000 shares of Petrohawk common stock which are currently exercisable or may become exercisable on or before May 24, 2008 and 53,660 shares of Petrohawk common stock underlying warrants. Includes 72,668 shares of unvested restricted common stock of Petrohawk over which Mr. Stoneburner has sole power to vote but disposition rights are currently restricted.

EXECUTIVE COMPENSATION

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

Compensation Discussion and Analysis

Introduction

The following discussion provides an overview of the compensation committee of our board of directors, the background and objectives of our compensation programs for our senior management, and the material elements of the compensation of each of our executive officers identified in the following table, whom we refer to as our named executive officers:

Name	Title

Floyd C. Wilson	President, Chief Executive Officer and Chairman of the Board (our principal executive officer)

Larry L. Helm	Executive Vice President-Finance and Administration

Mark J. Mize	Executive Vice President-Chief Financial Officer and Treasurer (our principal financial officer as of August 10, 2007)

Shane M. Bayless	Executive Vice President-Chief Financial Officer and Treasurer (resigned August 10, 2007)

William N. Hahne	Executive Vice President and Chief Operating Officer (retired October 1, 2007)

Stephen W. Herod	Executive Vice President-Corporate Development

Richard K. Stoneburner	Executive Vice President and Chief Operating Officer (effective October 1, 2007)

Overview of the Compensation Committee

The compensation committee of the board of directors is comprised entirely of independent directors in accordance with the rules of the New York Stock Exchange governing listed companies. The current members of our compensation committee are Gary A. Merriman (Chairman), Christopher A. Viggiano, and Thomas R. Fuller.

The primary duties and responsibilities of the compensation committee are to establish and implement our compensation policies and programs for senior management, including the named executive officers. The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. A copy of our compensation committee charter is available on our website at www.petrohawk.com under the section “About Us—Corporate Governance.” The compensation committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to our board of directors for approval.

The compensation committee works with our chief finance and administration officer and human resources department to establish an agenda for each meeting of the compensation committee and, with the assistance of outside advisors, to prepare meeting materials. Our chief executive officer, chief finance and administration officer and other members of our management and outside advisors may be invited to attend all or a portion of a compensation committee meeting depending on the nature of the matters to be discussed. Only members of the compensation committee vote on items before the compensation committee; however, the compensation committee and board of directors often solicit the views of the chief executive officer on compensation matters, including as they relate to the compensation of the other members of senior management.

Objectives of Our Compensation Program

Our success depends on the continued contributions of our senior management and other key employees. Our compensation program is intended to attract, motivate and retain experienced and qualified personnel by providing compensation that is competitive in relation to our peers while recognizing overall business results and individual merit, and which supports the attainment of our strategic objectives by tying the interests of senior management and key employees to those of our stockholders through the use of equity-based compensation.

Design of Our Compensation Program

Our compensation program for senior management, including the named executive officers, is designed to:

•	provide compensation that is competitive with our compensation peer group;

•	balance short-term and long-term goals through the use of annual cash incentives and grants of long-term equity incentives; and

•	deliver a mix of fixed and at-risk compensation that is directly related to stockholder value and our overall performance.

Each element of compensation is reviewed and considered with the other elements of compensation to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. In designing the compensation program and in determining senior management compensation, including the compensation of the named executive officers, we also considered the following factors:

•	the external challenges to our ability to attract and retain strong management;

•	our operating and financial performance compared with targeted goals;

•	each individual’s contributions to our overall results; and

•	our size and growth relative to companies in our compensation peer group.

In establishing compensation, the committee retains an independent compensation consultant, Longnecker & Associates, to assist us in evaluating the competitiveness of our executive compensation programs. We utilized the compensation data (“Survey Data”) provided by the consultant to establish 2007 salaries, annual cash incentives for 2007 that were paid in 2008 and long-term incentive compensation. The consultant reports directly to the committee and may work with management when preparing materials for the committee. Longnecker & Associates provides no other service for us.

We utilize Survey Data to ensure that our executive compensation program is competitive with our compensation peer group. The Survey Data is a compilation of compensation data prepared based upon data for our compensation peer group, set forth below, broad industry-specific compensation survey data for other companies that participate in energy and general industry surveys, as well as particularized data for industry participants to the extent the consultant determines that such additional data would prove useful in our compensation process.

In developing our compensation structure, we review the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies selected by the compensation committee from domestic oil and natural gas exploration and development companies of a similar size, with similar drilling budgets and operations, and that compete with us for talent. We periodically review, evaluate and update our compensation peer group to provide on-going comparability on these bases. For the compensation structure developed for 2007 the compensation peer group consisted of the following ten companies:

•	Cabot Oil & Gas Corporation

•	Comstock Resources, Inc.

•	Cimarex Energy Corporation

•	Encore Acquisition Company

•	EXCO Resources, Inc.

•	Forest Oil Corporation

•	The Houston Exploration Company

•	Range Resources Corporation

•	St. Mary Land & Exploration Company

•	Whiting Petroleum Corporation

We target total compensation for our management that falls at the 75th percentile of our compensation peer group. We believe compensation at this level is required for us to attract and retain talented management capable of executing our rapid growth business plan and managing our business in a competitive environment. We also compete with much larger companies for management talent and, in certain circumstances, we may be required to provide compensation that deviates from the compensation peer group target.

2007 Compensation Program

Elements of Compensation

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, stock appreciation rights and restricted stock grants as well as post-termination severance (under certain circumstances), and other benefits and perquisites, consisting of life and health insurance benefits, a qualified 401(k) savings plan, the reimbursement of automobile expenses for our chief executive officer and the reimbursement of certain club dues for our chief executive officer and chief financial officer.

Base Salary

We review base salaries for our chief executive officer and other executives annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our compensation peer group and the compensation reflected in the Survey Data, the relationship among base salaries paid within our company and individual experience and contributions. Our intent is to fix base salaries at levels that we believe are consistent with our program design objectives, including the ability to attract, motivate and retain individuals in a competitive environment. During 2007, we increased the base salaries of the named executive officers based upon our analysis of competitive market practice.

Base salaries for our named executive officers in 2007 were as follows:

Name	Amount of Base Salary Increase for 2007	2007 Base Salary
Floyd C. Wilson	$100,000	$600,000
Larry L. Helm	$25,000	$325,000
Mark J. Mize	$110,000	$260,000
Stephen W. Herod	$25,000	$275,000
Richard K. Stoneburner	$50,000	$300,000

Subsequent to 2007, and effective March 1, 2008, we again increased the base salaries of the named executive officers based upon our annual analysis of competitive market practice. Information regarding the incremental increase for 2008 in the base salary of each of the named executive officers is set forth below under the heading “Compensation Adjustments and Long-term Incentive Awards Subsequent to Fiscal Year End”.

Annual Cash Incentives

Annual cash incentive compensation is intended to focus and reward individuals on measures identified as having a positive impact on our annual business results. For 2007, the following performance factors were utilized to determine annual cash incentives:

•	increases in annual production rates;

•	reserve replacement;

•	finding and development costs;

•	cash flow from operations per share

•	lease operating expenses per mcfe;

•	general and administrative expenses per mcfe; and

•	qualitative factors considered significant by the compensation committee.

At the beginning of 2007, the compensation committee established an annual target for each of the foregoing performance factors, but did not specifically allocate a particular weight to any of the elements considered in establishing incentive compensation. The targets established are intended to be challenging, but achievable. The target annual cash incentive compensation for each named executive is equal to 100% of their current annual base salary. Annual cash incentive compensation is discretionary and may vary greatly from year to year and from executive to executive as a consequence of corporate performance and individual contribution relative to the factors listed above and other factors that we may consider important, which may carry varying weight over time depending on the circumstances. The compensation committee may award cash bonuses that are in excess of the targeted annual cash incentive compensation. Annual cash incentives for each year are determined during the February following the end of the year, when our results for the preceding year become available.

Actual performance for 2007 met or exceeded all of the threshold performance targets established for 2007. In establishing annual cash incentive amounts for each of the named executive officers for 2007, we considered actual performance relative to the threshold performance targets as well as each executive’s personal performance, current market conditions and cash incentives paid to senior management by our compensation peer group and as reflected in the Survey Data. We then determined whether additional compensation was warranted and, if so, how much and the manner in which it was to be allocated among members of senior management, including the named executive officers. We solicited the views of the chief executive officer in determining the manner in which incentive compensation should be allocated to other members of management.

With respect to individual performance, for 2007 we also factored into awards each executive’s role in the implementation of our strategic objectives. We significantly altered our strategic business plan when in June 2007 we announced our intention to divest our Gulf Coast division and concentrate on developing and expanding our Mid-Continent natural gas resource-style activities. By November 2007, we had divested our Gulf Coast division, and within approximately three months thereafter we had redeployed the proceeds in accordance with our new strategic focus, significantly ahead of schedule and upon terms that we considered attractive. For these contributions as well as performance that met or exceeded threshold performance targets for the year, and taking into account current market conditions and cash incentives paid to senior management by our compensation peer group and as reflected in the Survey Data, senior executives were awarded cash bonuses in excess of the targets established for them relative to base salary, with the specific amount varying based upon the compensation committee’s assessment of the executive’s relative contribution to our performance for the year.

Mr. Hahne, who joined us in July 2006 in conjunction with the KCS merger and subsequently retired on October 1, 2007, was paid bonuses that were based upon express criteria that were negotiated as part of his employment agreement, which was based on competitive market practice at the time the employment agreement was entered into. For more information see “Employment Contracts, Termination of Employment and Change in Control Agreements”.

The annual cash incentives awarded to the named executive officers for fiscal year 2007 performance are included in the Summary Compensation Table for 2007 on page 33. The table reflects awards for 2007 performance that were paid during February 2008. Footnote 1 to the Summary Compensation Table for 2007 also includes disclosure of annual cash incentive awards for 2007 performance that were paid during 2008.

Long-term Incentives

Long-term incentives comprise a significant portion of a senior executive’s compensation package. Long-term incentives are consistent with our objective of providing an “at-risk” component of compensation. Our business strategy embraces the consolidation trend in our industry and providing long-term incentive award opportunities for senior executives and key employees both align their interests with those of our stockholders and help to offset the negative implications that such a strategy may have on our ability to attract and retain talented management and key employees. In establishing long-term incentive awards we endeavor to remain consistent with the Survey Data while taking into account each individual’s performance.

In 2007, the compensation committee awarded grants of restricted stock and stock appreciation rights to senior executives, each of which is discussed in more detail below. For 2008, the compensation committee has approved a mix of long-term incentives awarded to senior executives that includes stock options and restricted stock. From time to time, the compensation committee may utilize a different mix of stock options, restricted stock and stock appreciation rights, each of which is permitted under our equity incentive plans, discussed in more detail below, depending upon the compensation committee’s current view of the most efficacious method to provide incentives under current market conditions, taking into account the Survey Data. The compensation committee approves the total stock options, restricted stock and stock appreciation rights that will be made available to all employees as well as the size of individual grants for each member of senior management. All grants are made in accordance with our Equity-Based Incentive Grant Policy, which sets forth the timing of awards and the procedures for making awards and, in the case of stock options and stock appreciation rights, for determining the exercise price or grant value, respectively, of the award. The amounts granted vary each year and are based on management’s performance, our analysis of compensation peer group data, the Survey Data and management’s total compensation package. Previous awards and grants, whether vested or unvested, may be considered by the compensation committee in establishing the current year’s awards and grants.

2004 Employee Incentive Plan

On June 3, 2004, our compensation committee and our board of directors approved the Petrohawk Energy Corporation 2004 Employee Incentive Plan, referred to, as amended, as the 2004 Petrohawk Plan in this proxy statement. On July 15, 2004, the 2004 Petrohawk Plan was approved by our stockholders. Increases to the number of shares available under the 2004 Petrohawk Plan were subsequently approved by our stockholders in November 2004, July 2005, July 2006 and July 2007. Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the 2004 Petrohawk Plan, currently a maximum of 12.55 million shares of common stock may be issued under the 2004 Petrohawk Plan. Out of the total number of shares available under the 2004 Petrohawk Plan, a maximum of 3.61 million shares of incentive stock, restricted stock and stock appreciation rights may be issued.

The 2004 Petrohawk Plan facilitates the issuance of future long-term incentive awards as part of our comprehensive compensation structure and is administered by a committee of non-employee directors of our board of directors, currently our compensation committee. For the year ended December 31, 2007, approximately 221 persons received awards under the 2004 Petrohawk Plan.

The 2004 Petrohawk Plan permits the granting of awards in the form of options to purchase our common stock, shares of restricted stock, shares of incentive stock (stock issued without restrictions) and stock appreciation rights. Recipients are not permitted to receive in any one year options or stock appreciation rights to purchase or receive in excess of 200,000 shares or grants of restricted or incentive stock in excess of 100,000 shares. As of December 31, 2007, no incentive stock had been issued, a total of 1,448,138 shares of common stock had been issued as restricted stock, 3,156,002 shares were issuable upon the exercise of outstanding stock options and stock appreciation rights covering 950,100 shares were outstanding.

The 2004 Petrohawk Plan will expire on June 2, 2014. No grants will be made under the 2004 Petrohawk Plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2004 Petrohawk Plan. Our board of directors may, in its discretion, terminate the 2004 Petrohawk Plan at any time. The termination of the 2004 Petrohawk Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. The board may at any time and from time to time amend the 2004 Petrohawk Plan in whole or in part. Any amendment which must be approved by our stockholders in order to comply with the terms of the 2004 Petrohawk Plan, applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The board is not permitted, without the further approval of the stockholders, to make any alteration or amendment which would materially increase the benefits accruing to participants under the 2004 Petrohawk Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 2004 Petrohawk Plan, change the class of individuals eligible to receive awards under the 2004 Petrohawk Plan or extend the term of the 2004 Petrohawk Plan.

1999 Incentive and Non-Statutory Stock Option Plan

On August 20, 1999, our board of directors approved the Petrohawk Energy Corporation 1999 Incentive and Non-Statutory Stock Option Plan (the “1999 Plan”). On September 11, 2000, the 1999 Plan was approved by our stockholders. An amendment to the 1999 Plan to increase the number of shares available under the 1999 Plan was subsequently approved by our stockholders on June 20, 2003. As a consequence of the adoption of the 2004 Petrohawk Plan, we no longer issue grants under the 1999 Plan. As of December 31, 2007, a total of 177,500 shares of common stock were issuable upon the exercise of outstanding stock options under the 1999 Plan.

Incentive Plans Assumed in Connection with Acquisitions

In July 2006, as part of our merger with KCS, we assumed the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the “2001 KCS Plan”) and the 2005 KCS Plan (together with the 2001 KCS Plan, the “KCS Plans”). As of July 18, 2007, no new awards are permitted to be issued under the 2005 KCS Plan.

The KCS Plans are administered by our compensation committee. The 2005 KCS Plan permitted grants of awards of options to purchase common stock, shares of restricted stock, shares of incentive stock (stock issued without restrictions), and stock appreciation rights. On March 2, 2007, 172,850 shares of restricted stock and 397,400 shares of stock appreciation rights were granted under the 2005 KCS Plan to persons that were former employees of KCS and continued to be employed by us. All awards outstanding under the 2001 KCS Plan will expire on or before March 30, 2011. All awards outstanding under the 2005 KCS Plan will expire on or before March 2, 2017.

In July 2005, as part of our merger with Mission Resources Corporation, we also assumed the Mission Resources Corporation 2004 Incentive Plan (the “Mission Plan”). We do not issue new awards under the Mission Plan. As of December 31, 2007, there were options for the purchase of a total of 144,941 shares of our common stock outstanding under the Mission Plan. All awards outstanding under the Mission Plan will expire on or before April 12, 2015.

The long-term incentive information related to the named executive officers during fiscal year 2007 is included in the Summary Compensation Table for 2007 on page 33. Additional information on long-term incentive awards for 2007 is shown in the Grants of Plan-Based Awards Table on page 34 and the Outstanding Equity Awards at December 31, 2007 Table on page 35.

Stock Options

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide senior management and key employees with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to vest, thus providing an incentive for an option holder to remain employed by us. Stock options link a portion of the option holder’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

Option grants to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the exercise price for each stock option is the market value on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or forty-eight hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made or priced only during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. Under our 2004 Petrohawk Plan the option price may not be less than the fair market value (the closing market price) of the shares on the date of grant. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed stock options to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock options that may be granted to new hire employees for the following fiscal quarter and provide that our Chief Executive Officer may allocate such stock options at his discretion. The grant date in this instance is generally the date of hire.

Stock options generally vest and become exercisable one-third annually after the original grant date. In certain instances, however, stock options may vest on an accelerated basis, such as in the event an executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all stock options held by the executive may automatically vest and become exercisable in accordance with the terms outlined in the stock option award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in 2007 provide for all stock options held by an executive to automatically vest and become exercisable in the event his employment is terminated by us without cause or by the executive with or without good reason within a two year period following a change of control of our company.

There is a limited term in which an executive can exercise stock options, known as the “option term.” The option term is generally ten years from the date of grant, which is the maximum term of an option permitted under the 2004 Petrohawk Plan, the Mission Plan and the KCS Plans. At the end of the option term, the right to purchase shares pursuant to any unexercised option expires.

The exercise prices of the stock options granted to the named executive officers during fiscal year 2007 are shown in the Grants of Plan-Based Awards in 2007 Table on page 34. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards in 2007 Table.

Restricted Stock Awards

During 2007, we granted restricted stock awards to various officers (including our named executive officers) and key employees under the 2004 Petrohawk Plan. Restricted stock awards are shares of our common stock that are awarded with the restriction that the executive remain with us through certain “vesting” dates. Prior to the restrictions thereon lapsing, the participant may not sell, transfer, pledge, assign or take any similar action with respect to the shares of restricted stock which the participant owns. Once the restrictions lapse with respect to shares of restricted stock, the participant owning such shares will hold freely-transferable shares, subject only to any restrictions on transfer contained in our certificate of incorporation, bylaws and insider trading policies, as well as any applicable federal or state securities laws. Despite the restrictions, each participant will have full voting rights and will receive any dividends or other distributions, if any, with respect to the shares of restricted stock which the participant owns.

The compensation committee does take prior grants into account in the design of future programs and awards. Restricted stock awards to senior management are generally considered annually, in February, after our year-end results become available, and at the same time as grants to the general eligible employee population are considered.

Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. The purpose of granting restricted stock awards is to encourage ownership, encourage retention of our senior management and result in business decisions that may drive stock price appreciation. Recognizing that our business is subject to significant fluctuations in commodity prices that may cause the market value of our common stock to fluctuate, we also intended the awards to provide an incentive for senior management to remain with us throughout commodity price and business cycles.

Restricted stock awards generally vest one-third annually after the original award date. As a consequence, the recipients do not become unconditionally entitled to retain any of the shares of restricted stock until one year following the date of grant, subject to certain exceptions related to termination of employment. Any unvested restricted stock awards generally are forfeited if the executive terminates employment with us. In certain instances, however, restricted stock awards may vest on an accelerated basis, such as in the event of the executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all restricted stock awards held by the executive may automatically vest in accordance with the terms outlined in the restricted stock award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in 2007 provide for all restricted stock awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two year period following a change of control of our company.

The restricted stock grants to the named executive officers during fiscal year 2007 are shown in the Grants of Plan-Based Awards in 2007 Table on page 34.

Stock Appreciation Rights

The 2004 Petrohawk Plan permits awards of stock appreciation rights. A stock appreciation right is very similar to a stock option, in that it represents the right to realize the increase in market price, if any, of a fixed number of shares over the grant value of the right, which is equal to the market price of our common stock on the date of grant. However, whereas to realize the value of a stock option the holder must pay the exercise price in exchange for shares of stock underlying the option, the value embodied by the stock appreciation right, if any, may be settled in exchange for shares of common stock valued on the date of settlement.

Stock appreciation rights provide incentives for the recipient that are very similar to the incentives provided by stock options, in that the stock appreciation right becomes valuable only if our common stock price increases above the grant value of the right and the holder of the right remains employed during the period required for the right to vest, thus providing an incentive for the holder to remain employed by us. Stock appreciation rights link a portion of the holder’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

Grants of stock appreciation rights to senior management are generally considered annually, at the same time as grants are considered for the general eligible employee population, in February, after our year-end results become available. Our practice is that the grant value for each stock appreciation right is the market value of our common stock on the date of grant, which is normally the date that our compensation committee approves the award at a meeting of the compensation committee or forty-eight hours after our release of earnings in accordance with our Insider Trading Policy. Our current policy provides for grants to be made during a trading window, as set forth in our Insider Trading Policy, and within such window only at such time as there is no material non-public information regarding the company. With respect to employees who are not executive officers, the compensation committee may delegate its authority to make such grants to our Chief Executive Officer by specifying the grant date, the total number of shares that may be subject to grants and other material terms of the grants. All proposed grants of stock appreciation rights to new-hire employees are required to be approved by our compensation committee. Alternatively, our compensation committee may authorize in writing, in advance of any fiscal quarter, the number of shares underlying stock appreciation rights that may be granted to new hire employees for the following fiscal quarter and provide that our Chief Executive Officer may allocate such stock options at his discretion. The grant date in this instance is generally the date of hire.

Stock appreciation rights generally vest one-third annually after the original grant date. In certain instances, however, stock appreciation rights may vest on an accelerated basis, such as in the event an executive’s employment is terminated by us without cause or by the executive with good reason, in the event that the executive terminates his employment within a certain period following a transaction that effects a change in the control of our company, or in the event of the executive’s death or disability while employed by us. Under these circumstances all stock appreciation rights held by the executive may automatically vest in accordance with the terms outlined in the stock appreciation award agreement or the employment agreement, if applicable. The employment agreements that we entered into with the named executive officers during 2006 and amended in 2007 provide for all stock appreciation awards held by an executive to automatically vest in the event his employment is terminated by us without cause or by the executive with or without good reason within a two year period following a change of control of our company.

There is a limited term in which an executive can exercise a stock appreciation right, known as the “term.” The term is generally ten years from the date of grant, which is the maximum term permitted under the 2004 Petrohawk Plan. At the end of the term, the right to receive the value of the stock appreciation right expires.

Stock appreciation rights were granted in 2007, which included 1,039,100 shares from the 2004 Petrohawk Plan and 397,400 shares from the 2005 KCS Plan. The stock appreciation rights granted to the named executive officers during fiscal year 2007 are shown in the Grants of Plan-Based Awards in 2007 Table on page 34.

Retirement Benefits

We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including the named executive officers, are currently provided principally through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”), in which eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $15,500 in calendar year 2007 (plus up to an additional $5,000 in the form of “catch-up” contributions for participants age 50 and above), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Code, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, subject to a 10% maximum based on the employee’s compensation as defined in the Savings Plan. Executives participate in the Savings Plan on the same basis as other employees.

The Savings Plan provides for 36 different investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions.

We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On July 11, 2006, we entered into employment agreements with each of the named executive officers (other than Mr. Hahne whose employment agreement is effective as of July 12, 2006). During 2006 we faced increasing competition for management talent at the same time as anticipated changes to our board of directors and the constitution of our compensation committee as a consequence of our pending merger with KCS created greater uncertainty for management. Additionally, the management of KCS had employment agreements, including Mr. Hahne, and it was necessary for us to negotiate a new agreement with Mr. Hahne to secure his services following our merger with KCS. These factors led us to conclude that it was appropriate and in our best interests to enter into employment agreements with each of the named executive officers.

In September 2007, we amended the employment agreements for each named executive to clarify payment terms under change of control and employment termination scenarios and to comply with final 409(a) regulations. The following summarized the terms of the employment agreements as amended.

Term of Employment Agreements

The initial term of employment of each of our current named executive officers is two years from the effective date of their employment agreements. Each agreement with an executive provides for automatic one year extensions unless either party provides written notice six months prior to expiration of the initial term or any extension.

Compensation and Benefits

The salary payable to each of the named executives during 2007 is the amount set forth under the heading “2007 Base Salary” in the table above. The salary of each executive is subject to periodic review and may be increased from time to time by the compensation committee. The base salary for each of the named executives during 2008 is set forth in under the heading “Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End” below. Each executive is eligible to receive bonuses, grants of stock options, restricted stock or other equity awards as determined in the discretion of the compensation committee. Each of the executives is also entitled to reimbursement for reasonable business expenses and to participate in our life, health, and dental insurance programs, and all other employee benefit plans which we may, from time to time, make available.

Our chief executive officer is entitled under his employment agreement to receive a vehicle allowance and reimbursement for admission to, and the dues for, one club membership. Our chief financial officer is entitled under his employment agreement to be reimbursed for admission to, and the dues for, one club membership.

Our use of expense reimbursement and perquisites as an element of compensation is limited and is largely based on historical practices. We do not view these items as a significant element of our compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment. The compensation committee annually reviews these items provided to determine if they are appropriate and if any adjustments are warranted.

Termination Provisions and Severance Payments

We may terminate each executive’s employment upon disability, for cause or without cause. Each executive may terminate his employment based on uncured material breaches of his employment agreement by us, a reduction in the base compensation or target bonus payable to him, a material reduction in the scope of his office and responsibilities, a failure by us to continue any compensation or benefit plan that is material to the executive’s total compensation or the permanent relocation of the executive outside of the metropolitan area of Houston, Texas. If the employment of any of the executives is terminated by death or disability, such executive (or his or her personal representative in the event of death) is entitled to receive his accrued unpaid base compensation, plus an optional bonus to be determined by the compensation committee, and all stock options and other incentive awards held by the executive will become fully vested and immediately exercisable, and all restrictions on any shares of restricted stock will be removed. If the employment of any of the executives is terminated by us for cause, such executive (or his or her personal representative in the event of death) is entitled to receive his accrued unpaid base compensation.

If the employment of any executive is terminated by us without cause or by such executive with good reason, and such termination is not within two years after a change in control, such executive will be entitled to the accrued portion of unpaid salary, payment of a prorated amount of the executive’s bonus for the year in which the termination occurs, a severance payment equal to one year’s base salary plus the higher of the current year target bonus or the bonus paid for the preceding year, payment of the premiums for medical and dental insurance for him and his entire family for one year following termination, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If such executive is terminated by us without cause or such executive terminates his employment with the Company with or without good reason, and such termination is within two years after a change in control, such executive will be entitled to receive the accrued portion of unpaid salary, a severance payment equal to two times his current base salary plus the higher of the current year target bonus or the bonus paid for the preceding year, payment of the premiums for medical and dental insurance for him and his entire family for two years following termination payment of a prorated bonus in the year of the change of control, and the full vesting of all his unvested options and all restrictions removed from his shares of restricted stock. If the employment of such executive is terminated by such executive without good reason and not within two years after a change in control, such executive is entitled to receive his accrued unpaid base compensation.

The employment agreements with the named executive officers generally define a change of control to mean any of the following events:

•

any person or group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of our outstanding voting stock;

•

our merger with or consolidation into another entity and, immediately after giving effect to the merger or consolidation, one or both of the following occurs: (a) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting entity is then “beneficially owned” in the aggregate by our stockholders immediately prior to such merger or consolidation, or (b) the individuals who were members of our board of directors immediately prior to the execution of the agreement providing for the merger or consolidation do not constitute at least a majority of the members of the board of directors of the surviving or resulting entity;

•	we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to a third party in one transaction or a series of related transactions;

•

individuals who constitute our board of directors cease for any reason to constitute at least a majority of our board of directors unless such persons were elected, appointed or nominated by a vote of at least a majority of our incumbent directors; or

•	the complete liquidation or dissolution of our company.

In our view, having the change of control and severance protections helps to maintain the named executive officer’s objectivity in decision-making and provides another vehicle to align the interests of our named executive officer with the interests of our stockholders.

The following table sets forth the estimated amounts that would be payable to each of the named executives upon a termination under the scenarios outlined above, excluding termination for cause or on account of death or disability, assuming that such termination occurred on December 31, 2007 and using the closing price of our common stock at December 31, 2007 for purposes of the calculations as required by the SEC. The dollar amounts set forth under the column heading “Early Vesting of Restricted Stock/Options” correspond to the amounts that would be paid, in addition to accrued and unpaid salary through the date of death or disability, in the event of the death or disability at year-end of each of the executives. There can be no assurance that these scenarios would produce the same or similar results as those disclosed if a termination occurs in the future.

	Severance Payment(A)	Early Vesting of Restricted Stock/Options(B)	Other(C)	Total(D)
Without Cause/For Good Reason
Floyd C. Wilson	$1,600,000	$2,437,256	$14,305	$4,051,561
Larry L. Helm	$725,000	$1,234,573	$10,921	$1,970,494
Mark J. Mize	$585,000	$933,317	$14,305	$1,532,622
Stephen W. Herod	$797,500	$1,061,473	$14,305	$1,873,278
Richard K. Stoneburner	$700,000	$1,321,123	$10,921	$2,032,044

Change of Control
Floyd C. Wilson	$3,200,000	$2,437,256	$28,610	$5,665,866
Larry L. Helm	$1,450,000	$1,234,573	$21,842	$2,706,415
Mark J. Mize	$1,170,000	$933,317	$28,610	$2,131,927
Stephen W. Herod	$1,595,000	$1,061,473	$28,610	$2,685,083
Richard K. Stoneburner	$1,400,000	$1,321,123	$21,842	$2,742,965

(A)	Represents total annual compensation (2007 salary plus 2007 bonus) multiplied, in the event of a change of control, by 2.

(B)	As stated above, the value of unvested restricted stock and stock options that would vest under each of these termination scenarios is based on our common stock price at December 31, 2007. Amounts do not include the dollar value of restricted stock or stock options that vested prior to December 31, 2007.
(C)	Includes an estimate of health insurance benefits to be provided under each of the scenarios based on actual amounts paid out in 2007.
(D)	Excludes gross-up payments, if any, to cover excise taxes imposed under Code Sections 4999 or 409A.

Board Representation

Mr. Wilson’s employment agreement provides that he will be nominated as a member of our board of directors, and that we will use our best efforts to cause him to be elected, appointed, or re-elected or re-appointed, as a director.

Mr. Hahne’s Post-Employment Compensation

Effective July 12, 2006, in connection with our merger with KCS Energy, we entered into a one-year employment agreement with William N. Hahne pursuant to which he was entitled to certain contractual bonus payments, including a payment equal to $350,000 if he remained employed by us at the end of the initial term of his employment. Further, if Mr. Hahne was employed by us at such time and our 2007 second quarter average daily production was greater (excluding the effects of acquisitions and divestitures) than our 2006 second quarter daily average production pro forma for our merger with KCS, Mr. Hahne became entitled to an additional bonus of $17,500 per percentage point increase, up to $350,000. Prior to his retirement in October 2007, Mr. Hahne was paid $350,000 for his contractual bonus and $304,500 of the production-based bonus. Mr. Hahne was also awarded a special bonus of $50,000 for his work in integrating the operations groups after the merger. In addition, Mr. Hahne received 50,000 shares of our restricted common stock, restrictions on which will lapse in full two years after the date of the employment agreement (i.e., July 12, 2008) even though he is no longer employed by us.

Indemnification Agreements

We have entered into an indemnification agreement with each of our independent, non-management directors and senior executives. These agreements provide for us to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and are in addition to any other rights such person may have under our certificate of incorporation, bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executives and independent, non-management directors.

Tax Deductibility

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our chief executive officer and our four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. We believe that it is often desirable and in our best interests to deduct compensation payable to our executive officers. However, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code. In this regard, we consider the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments; however, we may from time to time pay compensation to our executives that may not be deductible, including discretionary bonuses or other types of compensation outside of our plans.

Although equity awards may be deductible for tax purposes by us, the accounting rules pursuant to FAS 123(R) require that the portion of the tax benefit in excess of the financial compensation cost be recorded to paid-in-capital.

Summary Compensation Table for 2007

The table below sets forth information regarding 2007 compensation for our named executive officers:

Name and Principal Position	Year	Salary	Bonus		Stock Awards(2)	Option/ SAR Awards(2)	All Other Compensation		Total
Floyd C. Wilson	2007	$600,000	$1,000,000	(1)	$664,049	$263,907	$29,598	(3)(4)	$2,557,554
Chairman, President and Chief Executive Officer	2006	$500,000	$800,000		$443,106	$115,945	$20,000	(3)	$1,887,939
Larry L. Helm	2007	$325,000	$400,000	(1)	$350,620	$106,854	$20,500	(3)	$1,202,974
Executive Vice President—Finance and Administration Officer	2006	$300,000	$300,000		$273,497	$71,923	$20,000	(3)	$965,420
Mark J. Mize	2007	$260,000	$325,000	(1)	$248,930	$75,428	$15,500	(3)	$924,858
Executive Vice President—Chief Financial Officer	2006	$150,000	$150,000		$170,040	$28,562	$15,000	(3)	$513,602
Shane M. Bayless	2007	$177,262	$—		$55,558	$2,347	$15,500	(3)	$250,667
Executive Vice President—Chief Financial Officer	2006	$275,000	$275,000		$273,497	$62,624	$15,000	(3)	$901,828
William N. Hahne	2007	$282,691	$704,500		$269,087	$268,060	$20,500	(3)	$1,544,838
Executive Vice President and Chief Operating Officer	2006	$163,107	$225,000		$173,097	$188,014	—		$750,933
Stephen W. Herod	2007	$275,000	$522,500	(1)	$312,706	$106,267	$15,500	(3)	$1,231,973
Executive Vice President—Corporate Development	2006	$234,469	$350,000		$273,497	$62,624	$15,000	(3)	$935,590
Richard K. Stoneburner	2007	$300,000	$400,000	(1)	$350,678	$106,267	$20,500	(3)	$1,177,445
Executive Vice President—Exploration	2006	$234,469	$250,000		$273,497	$62,624	$20,000	(3)	$840,590

(1)	Comprised of annual cash incentive bonus relating to satisfaction of 2007 performance targets and contributions associated with implementation of strategic re-positioning.
(2)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the corresponding fiscal year for the fair value of awards granted during that year as well as prior fiscal years, as determined in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 1 Summary of Significant Accounting Policies” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. See the “Grants of Plan-Based Awards Table” for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Represents the matching contribution that we make on account of employee contributions under our tax-qualified profit sharing and 401(k) plan.
(4)	Includes $9,098 relating to use of company automobile in 2007.

Grants of Plan-Based Awards in 2007

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2007.

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold (#)	Target (#)	Maximum (#)(1)
Floyd C. Wilson	03/02/07	N/A	75,000	N/A	150,000	11.64	1,410,000
Larry L. Helm	03/02/07	N/A	30,000	N/A	60,000	11.64	712,900
	08/01/07	N/A	10,000	N/A
Mark J. Mize	03/02/07	N/A	15,000	N/A	30,000	11.64	505,350
	08/01/07	N/A	15,000	N/A
Shane M. Bayless	03/02/07	N/A	30,000	N/A	60,000	11.64	564,000
Stephen W. Herod	03/02/07	N/A	30,000	N/A	60,000	11.64	564,000
Richard K. Stoneburner	03/02/07	N/A	30,000	N/A	60,000	11.64	812,550
	10/01/07	N/A	15,000	N/A

(1)

Represents shares of restricted stock issued under our 2004 Petrohawk Plan. The shares of restricted stock vest in three equal installments on each anniversary of the date of grant, in each case provided that the recipient has been continuously employed at such date.

(2)

All of the awards reflected are in the form of stock appreciation rights and reflect the full amount of the award. To the extent the awards are stock settled, a lesser number of shares will be issued at settlement. The exercise price of each award is equal to the closing market price of our common stock on the date of grant.

(3)

Represents the full grant date fair value determined in accordance with FAS 123R. Please see the discussion of the assumptions made in the valuation of these awards in “Note 1 Summary of Significant Accounting Policies” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. Generally, the full grant date fair value is the amount that we would expense in its financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at December 31, 2007

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Floyd C. Wilson	175,000 150,000	150,000	—	$ $ $	11.64 8.51 7.50	03/02/2017 01/26/2015 07/12/2014	108,334	$1,875,262	—	$—
Larry L. Helm	125,000 75,000	60,000	—	$ $ $	11.64 8.51 7.50	03/02/2017 01/26/2015 07/12/2014	60,001	$1,038,617	—	$—
Mark J. Mize	5,000 20,000 15,000	30,000 10,000	—	$ $ $ $	11.64 10.23 8.51 8.54	03/02/2017 08/11/2016 01/26/2015 12/24/2014	45,001	$778,967	—	$—
Shane M. Bayless
William N. Hahne			—				50,000	$865,500	—	$—
Stephen W. Herod	100,000 75,000	60,000	—	$ $	8.51 7.50	03/02/2017 01/26/2015 07/12/2014	50,001	$865,517	—	$—
Richard K. Stoneburner	100,000 75,000	60,000	—	$ $	8.51 7.50	03/02/2017 01/26/2015 07/12/2014	65,001	$1,125,167	—	$—

(1)

Awards held by executives other than Mr. Hahne vest in three equal installments on each anniversary of the date of grant, beginning on the first anniversary of the date of grant, provided that the recipient has been continuously employed at such date. Mr. Hahne’s awards vest in their entirety on the second anniversary of the date of grant.

(2)	Calculated based upon the trading stock price of our common stock at end of the fiscal year of $17.31 times the number of unvested awards.

Compensation Adjustments and Long-Term Incentive Awards Subsequent to Fiscal Year End

Subsequent to December 31, 2007, as part of the analysis of executive compensation that is undertaken annually by our compensation committee, we approved increases in the base salaries of each of our named executive officers and granted awards to each executive officer of long-term equity incentives under our 2004 Petrohawk Plan. These incentives were in the form of grants of restricted stock and non-qualified stock options. The restricted stock grants and non-qualified stock options vest over a period of three years. The incremental increase in salary and the number of shares covered by the equity awards for each named executive officer are set forth in the table below. The exercise price per share for each stock option reflected in the following table is $18.08, which was the closing stock price of our common stock on the date of grant, February 29, 2008.

Name	Salary Increase	2008 Base Salary	Restricted Stock Award (#)	Shares Underlying Stock Options (#)
Floyd C. Wilson	$60,000	$660,000	142,000	53,000
Larry L. Helm	$25,000	$350,000	73,000	27,000
Mark J. Mize	$40,000	$300,000	50,000	19,000
Stephen W. Herod	$50,000	$325,000	63,000	23,000
Richard K. Stoneburner	$50,000	$350,000	68,000	26,000

Option Exercises and Stock Vested

The following table summarizes option exercises and the vesting of restricted stock for our named executive officers in 2007.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting
Floyd C. Wilson	—	—	16,666	$190,326	(2)
Larry L. Helm	—	—	11,666	$144,791	(3)
Mark J. Mize	—	—	8,333	$109,994	(4)
Shane M. Bayless	175,000	$1,414,500	11,666	$144,791	(3)
William N. Hahne	720,475	$9,841,909	—	—
Stephen W. Herod	—	—	11,666	$144,791	(3)
Richard K. Stoneburner	—	—	11,666	$144,791	(3)

(1)

Represents vesting of one-third of restricted stock grant to each individual made on February 3, 2006 and one-third of restricted stock grant made to each individual, except Mr. Wilson, on August 1, 2005. Also represents one-third of restricted stock grant to Mr. Mize on August 11, 2006.

(2)	Calculated by multiplying the closing sales price of our common stock on the date of vesting of $11.42 by the number of shares vesting.
(3)

Calculated by multiplying the closing sales price of $11.42 of our common stock on the date of vesting of 8,333 shares, and by multiplying the closing sales price of $14.89 of our common stock on the date of vesting of 3,333 shares.

(4)

Calculated by multiplying the closing sales price of $11.42 of our common stock on the date of vesting of 5,000 shares, by multiplying the closing sales price of $14.89 of our common stock on the date of vesting of 1,667 shares, and by multiplying the closing sales price of $16.85 of our common stock on the date of vesting of 1,666 shares.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance. The numbers of shares of stock issuable upon exercise of options and the per share option exercise prices, and the number of securities remaining available for future issuance under equity compensation plans used in the following table reflect an adjustment for the one-for-two reverse stock split effective May 26, 2004.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders(1)	6,763,113	(2)	$11.84	7,488,900
Equity compensation plans not approved by security holders	—		$—	—

Total	6,763,113	(2)	$11.84	7,488,900

(1)

Represents information for the 2004 Petrohawk Plan, 2004 Non-Employee Director Incentive Plan, 2,028,692 shares covered by the 2001 KCS and 2005 KCS Plans which we assumed in our merger with KCS, and 144,941 shares under plans that we assumed in our merger with Mission Resources Corporation. We do not issue new grants under these assumed plans.

(2)	Includes 1,406,843 shares of restricted stock.

DIRECTOR COMPENSATION

2007 Director Compensation

The table below sets forth certain information concerning the compensation earned in 2007 by our non-employee directors for service on our board of directors during 2007.

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)	Option Awards	All Other Compensation	Total(3)
James W. Christmas	$50,000		$213,031	$—	$—	$263,031
Tucker S. Bridwell	$22	(4)	$136,871	$—	$—	$136,893
Robert G. Raynolds	$18	(4)	$138,202	$—	$—	$138,220
James L. Irish III	$65,000		$136,871	$—	$—	$201,871
Christopher A. Viggiano	$57,500		$138,202	$—	$—	$195,702
Thomas R. Fuller	$58,875		$130,477	$—	$—	$189,352
Gary A. Merriman	$59,375		$138,202	$—	$—	$197,577
Robert C. Stone, Jr.	$61,875		$136,871	$—	$—	$198,746

(1)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of awards granted in 2007 as well as prior fiscal years, as determined in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Please see the discussion of the assumptions made in the valuation of these awards in “Note 8 Stockholders’ Equity” to the audited consolidated financial statements included in the annual report accompanying this proxy statement. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by our directors.

(2)	The grant date fair value of each of these awards, determined in accordance with FAS 123R, was:

Date	Stock Price	Christmas	Raynolds	Viggiano	Merriman	Bridwell	Irish	Stone Jr.	Fuller
8/1/07	$14.89	$223,350	$148,900	$148,900	$148,900	$148,900	$148,900	$148,900	$148,900

Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by our directors.

(3)	Represents the numerical sum of the dollar amounts reflected in each other column for each director.
(4)

Prior to each calendar quarter, in lieu of cash fees for the quarter, directors may elect to receive shares of common stock in an amount equal to such fees, calculated on the closing price of shares of our common stock on the NYSE on the last day of such quarter. Messrs. Bridwell and Raynolds elected to receive substantially all of their board fees in shares of common stock. The total number of shares received by them in lieu of fees were 3,585 shares and 3,389 shares, respectively.

The aggregate number of restricted stock awards subject to vesting and option awards made to each of our directors for service as a director outstanding at December 31, 2007 was:

Award	Christmas	Raynolds	Viggiano	Merriman	Bridwell	Irish	Stone Jr.	Fuller
Stock Awards	15,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Option Awards	—	—	—	—	—	—	75,000	—

Total	15,000	10,000	10,000	10,000	10,000	10,000	85,000	10,000

Discussion of Director Compensation Table

Employee directors receive no additional compensation for service on our board of directors or any committee of the board of directors. All directors receive actual expense reimbursements associated with attending board and committee meetings. Prior to August 11, 2006, our non-employee directors each received $20,000 in cash per year (payable on a quarterly basis in the amount of $5,000). The chairman of our audit committee received an additional $5,000 per year (payable on a quarterly basis in the amount of $1,250). Further, each member of our audit committee (other than the chairman) received an additional $2,500 per year (payable on a quarterly basis in the amount of $625). Directors are entitled to elect quarterly to be paid in shares of our common stock in lieu of cash, with the number of shares determined by dividing such fees by the trading price per share of our common stock on the last day of each calendar quarter.

In addition, under the 2004 Petrohawk Plan, we granted each non-employee director 7,500 shares of our restricted common stock at the time such non-employee director became a director. Each grant of 7,500 restricted shares vested fully after the non-employee director completed six months of service on our board. In addition, we granted 5,000 shares of our restricted common stock with the same vesting provisions annually to each non-employee member of the board on the anniversary of his or her appointment or election to the board.

Effective August 11, 2006, pursuant to a recommendation from our compensation committee, our board of directors increased the annual equity grant to non-employee directors from 5,000 shares of restricted stock to 10,000 shares of our restricted common stock, except that the vice chairman of our board of directors will receive grants of 15,000 shares of our restricted common stock annually. Also as recommended by our compensation committee, the number of shares of restricted common stock to be granted to new non-employee directors was increased from 7,500 shares to 10,000 shares.

Beginning on September 30, 2006, annual cash retainers paid to each non-employee director were also increased from $20,000 to $50,000, payable quarterly. Also beginning on September 30, 2006, additional annual compensation for board committee service, which is payable quarterly, was authorized, as follows:

Board Committee	Committee Chairperson Compensation	Committee Member (excluding Chairperson) Compensation
Audit	$15,000	$5,000
Compensation	$7,500	$2,500
Nominating and Corporate Governance	$7,500	$2,500
Reserves	$5,000	$2,000

Board members may elect to take all or a portion of the cash compensation mentioned above in our common stock, but such election must be made prior to the beginning of the quarter for which the compensation would be paid and shall be irrevocable for that quarter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Merriman, Viggiano and Fuller served on the compensation committee of our board of directors throughout 2007. No member of the compensation committee served as one of our officers or employees or of any of our subsidiaries during that year. In addition, during 2007, none of our executive officers served as a director or as a member of the compensation committee of a company which employs any of our directors.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, starting on page 20 of this proxy statement, with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

MEMBERS OF THE COMMITTEE:

Gary A. Merriman (Chairman)

Christopher A. Viggiano

Thomas R. Fuller

(The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

ACCOUNTANTS AND AUDIT COMMITTEE

Audit Committee Report

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of Petrohawk and Deloitte & Touche LLP (“Deloitte”), the independent registered public accounting firm serving as the independent auditor of Petrohawk, the audited financial statements of Petrohawk as of, and for the fiscal year ended, December 31, 2007 (the “Audited Financial Statements”). In addition, we have discussed with Deloitte the matters required to be discussed by the statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Committee has discussed with that firm its independence from Petrohawk. Upon such review, the Audit Committee has concluded that the independent auditors are independent from Petrohawk and its management. We have also discussed with management of Petrohawk and Deloitte such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Petrohawk’s internal controls and the financial reporting process. Deloitte is responsible for performing an independent audit of Petrohawk’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of Deloitte with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board the inclusion of the Audited Financial Statements in Petrohawk’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the Board of Petrohawk are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for Petrohawk and for audit committees and independent auditors generally.

MEMBERS OF THE COMMITTEE:

James L. Irish III (Chairman)
Robert C. Stone, Jr.
Tucker S. Bridwell
Christopher A. Viggiano

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Petrohawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Petrohawk specifically incorporates the Report by reference therein.)

Independent Registered Public Accounting Firm

Deloitte is the independent registered public accounting firm selected by our audit committee as the independent auditor for the fiscal year ended December 31, 2007. Our audit committee has also appointed Deloitte as the independent auditor for the fiscal year ended December 31, 2008, and is proposing ratification of such appointment to our stockholders.

Attendance of the Annual Meeting by Deloitte Representative

A representative of Deloitte is expected to be present at the annual meeting of the stockholders. Deloitte will have the opportunity to make a statement if it desires to do so, and the Deloitte representative is expected to be available to respond to appropriate questions.

Fees

The following table presents fees billed for professional audit services rendered by Deloitte, our principal accounting firm, for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2007, and fees for other services rendered by Deloitte during those periods. Except as set forth below, we paid all such fees.

	2007	2006
Audit Fees	$1,556,741	$1,651,307
Audit-Related Fees	$1,564,891	$45,000
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$3,121,632	$1,696,307

As used above, the following terms have the meanings set forth below:

Audit Fees. The fees for professional services rendered by Deloitte for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including but not limited to registration statements on Forms S-3, S-4 and S-8, for the years ended December 31, 2007 and December 31, 2006.

Audit-Related Fees. The fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under “Audit Fees”. We engaged Deloitte for the following professional services that would be considered audit related services for the year ended December 31, 2006: services relating to the audit of our 401(k) plan for the fiscal year 2006. We engaged Deloitte for the following professional services that would be considered audit related services for the year ended December 31, 2007: services relating to the audit of our 401(k) plan for the fiscal year 2007; and services related to the audits prepared specifically for our subsidiary HK Energy Partners LP.

Tax Fees. The fees for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning. We did not engage Deloitte for any professional services for tax compliance, tax advice or tax planning for the years ended December 31, 2007 and December 31, 2006.

All Other Fees. The fees for products and services provided by Deloitte, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” for the period in question. We did not engage Deloitte for any additional professional services other than as disclosed above for the years ended December 31, 2007 and December 31, 2006.

Audit Committee Pre-Approval Policy

All audit fees, audit related fees and tax fees as described above for the years ended December 31, 2007 and December 31, 2006, as applicable, were pre-approved by our audit committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of Deloitte’s independence in the conduct of its auditing functions. Our audit committee’s pre-approval policy provides that pre-approval of all such services must be approved separately by the audit committee. The audit committee has not delegated any such pre-approval authority to anyone outside the audit committee. Each member of the audit committee has the authority to pre-approve non-audit services up to $50,000 to be performed by our auditors.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 1—ELECTION OF DIRECTORS

Our bylaws specify that we shall not have less than one nor more than eleven directors, and each director holds office until the annual stockholders’ meeting at which such director’s class is up for re-election and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. As of the date of this proxy statement, our board of directors consists of nine directors, seven of whom have been determined to be independent directors as forth in the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. Our certificate of incorporation provides that our board of directors is classified into three classes: Class I, Class II and Class III, each class being a three year term of office. As discussed more fully under “Our Board of Directors and Its Committees” starting on page 5, three of our current directors, Floyd C. Wilson, Tucker S. Bridwell and Gary A. Merriman have been nominated for reelection at the 2008 annual meeting of our stockholders because of the expiration of the term of their class, Class I, on our classified board of directors.

If any nominee should for any reason become unable to serve prior to the date of the annual meeting, the shares represented by all valid proxies will be voted for the election of such other person as the board may designate as a replacement following recommendation by the nominating and corporate governance committee, or the board may reduce the number of directors to eliminate the vacancy.

Directors are elected by a plurality vote of the shares present at the annual meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of directors, except to the extent the failure to vote for an individual results in another candidate receiving a larger number of votes in person and represented by proxy at the annual meeting. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Wilson, Bridwell and Merriman.

Additional information regarding Messrs. Wilson, Bridwell and Merriman and all of our other directors can be found under “Our Board of Directors and Its Committees” starting on page 5 of this proxy statement, under “Security Ownership of Executive Officers and Directors” starting on page 14, and under “Director Compensation” starting on page 38.

THE BOARD OF DIRECTORS UNANIMOUSLY PROPOSES AND RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The audit committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to serve as our independent auditor in respect of the fiscal year ending December 31, 2008. The audit committee recommends that our stockholders ratify this appointment.

During 2007, Deloitte & Touche LLP audited our annual consolidated financial statements and those of our subsidiaries, reviewed financial information in filings with the SEC and other regulatory agencies, audited our internal control over financial reporting for the fiscal year ended December 31, 2007 and provided various other services.

The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting and voting on the proposal shall constitute ratification of the selection of Deloitte & Touche LLP. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of an independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2008 will be reconsidered by the audit committee.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY PROPOSES AND RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented under Rule 14a-8 under the 1934 Act for inclusion in our proxy statement and accompanying proxy for our 2009 annual meeting of stockholders, including nomination of an individual for election as a director at the 2009 annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, on or before December 18, 2008, and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2009 annual meeting but has not sought the inclusion of such proposal in our proxy materials, we must receive the proposal on or before March 3, 2009, or our management proxies for the 2009 annual meeting will be entitled to use their discretionary voting authority if the proposal is then raised at the meeting, without any discussion of the matter in our proxy materials, in accordance with Rule 14a-4(c) under the 1934 Act. For a description of some of the requirements for suggesting an individual for consideration by the nominating and corporate governance committee for election as a director, see “Our Board of Directors and Its Committees—Board of Directors; Corporate Governance Matters—Stockholder Nomination Process.”

Proposals and other notices should be sent to:

David S. Elkouri, Executive Vice President, General Counsel and Secretary

1000 Louisiana, Suite 5600

Houston, Texas 77002

The use of certified mail, return receipt requested, is suggested.

OTHER MATTERS

The board knows of no other proposals that may properly be presented for consideration at the annual meeting but, if other matters do properly come before the annual meeting, and provided you fill out the enclosed proxy card and return it, thereby consenting to be represented at the annual meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors

of Petrohawk Energy Corporation

PETROHAWK ENERGY CORPORATION

1000 Louisiana, Suite 5600

Houston, Texas 77002

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Floyd C. Wilson and Mark J. Mize and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of stockholders of Petrohawk Energy Corporation on May 20, 2008 and any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, with respect to the matters referred to on this proxy. A majority of the proxies or substitutes present at the meeting may exercise all power granted hereby.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 20, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.					FOR	AGAINST	ABSTAIN
		NOMINEES:		2. Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor for 2008.	☐	☐	☐
☐	FOR ALL NOMINEES	O Floyd C. Wilson O Tucker S. Bridwell O Gary A. Merriman

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1, and FOR the ratification of the appointment of independent auditor in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

May 20, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible	COMPANY NUMBER
- OR -
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.					FOR	AGAINST	ABSTAIN
		NOMINEES:		2. Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor for 2008.	☐	☐	☐
☐	FOR ALL NOMINEES	O Floyd C. Wilson O Tucker S. Bridwell O Gary A. Merriman

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of nominees in Proposal 1, and FOR the ratification of the appointment of independent auditor in Proposal 2; and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE, DETACH AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.